Exhibit 99.1

Mobiquity Technologies Appoints Another Mobile Marketing Expert to its Board of Directors

Mobile marketing company taps Robert Hussey, former Augme Technologies/HipCricket CEO for Director Position

NEW YORK, Dec. 16, 2013 ~ Mobiquity Technologies, Inc. (OTCQB: MOBQ), the nation’s largest location-based mobile Bluetooth network, today announced the appointment of Robert F. Hussey to its Board of Directors. Bob, former CEO of HipCricket.com, brings more than 30 years of brand management, media technology, in-store advertising and financial experience to Mobiquity Technologies.

“We are thrilled that Bob is joining the Board,” said Thomas Arnost, Chairman of the Board of Mobiquity Technologies. “Bob’s track record of management success at Fortune 100 CPG and media companies, combined with his entrepreneurial experience in all traditional media forms, plus on-line and mobile will serve the company well as mass market use of Bluetooth continues to explode from an advertising perspective. Mobiquity has added a tremendous asset with Bob.”

As a Board member of Mobiquity Technologies, Bob will provide strategic leadership and guidance across all areas of the firm at this evolutionary time as Bluetooth ( BLE) technology is gaining adoption. Most recently, Bob was the CEO of Hipcricket.com, assisting the company with its merger integration. To help the company’s growth, he completed two successful equity capital raises, securing $14 million in just 9 months from institutional investors. During that time, Hipcricket’s mobile ad revenue grew 55% YOY, and new order bookings nearly doubled. Prior to this, Bob was President and CEO of Digital Lightwave, Inc., a leading provider of fiber optic technology and test equipment. Bob started his career at American Home Products, as a Senior Financial Analyst, then Group Product Manager. Next, he was recruited as Director of Product Marketing at EF Hutton, when just two years later, he was hired by Grey Advertising’s Vice Chairman to lead the agency’s Financial Services Account Group. During Bob’s tenure at Grey, he was also responsible for CPG and Film and Entertainment industry clients, who together had media budgets of $250 million.

Bob started his entrepreneurial career in 1985 as a founder of POP Radio Corp, the country’s largest direct broadcast satellite (DBS) radio network, with over 20,000 drug, food and mass merchandise retail stores. He led POP Radio’s IPO, helped grow its public market value and its eventual sale to Heritage Media / NewsCorp. Concurrent with his entrepreneurial years, Bob has held Board and Advisory positions with such well known Institutional Investors as Citibank Ventures, J. Wolfenshon/Amphion Capital Partners, Argentum Capital and HC Wainwright & Co.

“It’s such an exciting time in the field of location-based mobile marketing right now, especially as Bluetooth (BLE) technology has transformed the mobile advertising landscape providing opportunities to reach the consumer with extremely relevant and immediate messages,” said Robert Hussey. “Mobiquity Technologies has already established the largest Bluetooth mobile marketing network with presence in every major US market and I am honored to join the Board and help the company continue to grow.”

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About Mobiquity Technologies

Mobiquity is an ad technology company focusing on connecting Fans (consumers) and Brands through Online, Social and Mobile Platforms. Mobiquity Technologies is in position to revolutionize location-based mobile marketing platforms through social registration, gamification and rewards by creating a Universal Location Based Mobile Marketing Ecosystem that maximizes “Fan Engagement” through a single platform of Bluetooth (BLE), Wi-Fi, NFC, QR, Beacon Technology and a universal App.

For more information you can visit:

www.mobiquitytechnologies.com

www.mobiquitynetworks.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

For Media Inquiries:	For Investor Inquiries:
PenVine for Mobiquity Technologies	Legend Securities, Inc.
Jennifer Schenberg	John Columbia
917-445-4454	718-233-2627
jennifer@penvine.com	jcolumbia@legendsecuritiesinc.com

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